As filed with the Securities and Exchange Commission on May 26, 2005
                                             Registration No.  333-__________




                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        HOLMES HERBS, INC.
     -------------------------------------------------------
      (Exact name of registrant as specified in its charter)


            Nevada                                     88-0412635
-------------------------------            ----------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


   4400 North Scottsdale Rd., #9-197, Scottsdale, Arizona 85251
  -------------------------------------------------------------
      (Address and zip codes of principal executive offices)


       The 2005 Equity Incentive Plan of Holmes Herbs, Inc.
  -------------------------------------------------------------
                     (Full title of the plan)


                   John F. Metcalfe, President
   4400 North Scottsdale Rd., #9-197, Scottsdale, Arizona 85251
  -------------------------------------------------------------
    (Name, address, including zip code, of agent for service)


                          (480) 205-6273
  -------------------------------------------------------------
   Telephone number, including area code, of agent for service


                   ---------------------------

                 CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
                                 maximum       maximum
Title of                         offering      aggregate      Amount of
securities to    Amounts to      price per     offering       registration
be registered    be registered   share(1)      price          fee
------------------------------------------------------------------------------
 Common Stock      5,000,000       $0.001       $  5,000         $ 0.59
==============================================================================

(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The registrant does not have an active market and has a negative book value. The offering price is based on the par value of $0.001 for the common stock to be granted under the plan.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Holmes Herbs, Inc., a Nevada corporation (the "Company"), with the Commission are hereby incorporated by reference:

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed April 15, 2005.

      2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed May 18, 2005.

      3. The description of the Company's common stock contained in the Company's Form 10-SB12G filed with the Commission on July 24, 2000.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities

Not applicable.


Item 5.  Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

We have incorporated by reference the financial statements for the Company in reliance on the reports provided by Kyle L. Tingle, CPA, LLC, given on its authority as experts in accounting and auditing.


Item 6.  Indemnification of Directors and Officers

Pursuant to Nevada Revised Statutes Sections 78.7502 and 78.751 the Company's Articles of Incorporation and bylaws provide for the indemnification of present and former directors and officers and

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


each person who serves at the Company's request as an officer or director.
The Company may indemnify a director, officer, agent or employee against all expenses, judgments, fines and amounts paid in settlement, and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit. The individual may be indemnified only if such individual conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, the Company's best interest. In a criminal action the individual must not have had a reasonable cause to believe his conduct was unlawful.

If the individual is successful on the merits or otherwise then the Company must indemnify him. If indemnification is not ordered by a court of law, then the stockholders, the board of directors or a written opinion of legal counsel must authorize the indemnification.

Our Articles of Incorporation provide that officer and directors may receive advances for expenses if the individual provides a written affirmation he will repay the advance if he is judged not to have met the standard of conduct. This right of indemnification shall not be exclusive of other rights the individual is entitled to as a matter of law or otherwise. Also, the Company is authorized to enter into indemnification contracts and purchase insurance on behalf of an individual for potential liabilities.


Item 7.  Exemption from Registration Claimed

Not applicable.


Item 8.  Exhibits

Exhibit
No.      Description of Exhibit
-------------------------------
4.1      The 2005 Stock Equity Incentive Plan of Holmes Herbs, Inc.
5.1      Opinion of Cindy Shy, P.C.
23.1     Consent of Kyle L. Tingle, CPA, LLC
23.2 Consent of Cindy Shy, P.C. is contained in Exhibit 5.1 to this registration statement


Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) To treat, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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


The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 21, 2005.





                                         HOLMES HERBS, INC.

                                              /s/ John F. Metcalfe
                                         By:_________________________________
                                            John F. Metcalfe, President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.



                                              /s/ John F. Metcalfe
Date: May 21, 2005                          _________________________________
                                           John F. Metcalfe, President
                                           Principal Executive Officer
                                           Principal Financial and Accounting
                                           Officer and Director



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